UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA	94089-1138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure provided in Item 5.02(e) below is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On May 4, 2010, the Compensation Committee of the Board of Directors of QuickLogic Corporation (the “Company”) established the target bonuses and performance objectives under the Company’s 2005 Executive Bonus Plan (the “Plan”) for the second half of 2010. The Plan, as amended, was filed in a current report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2007. Target bonus compensation is dependent upon the Company’s achievement of the total revenue and new product revenue objectives for the second half of the year as set forth in the Company’s Annual Operating Plan for participants to be eligible for any bonus. In the event both of these objectives are met, bonuses for the second half of the year can be earned based on the Company’s successful additional execution against strategically significant, project-based objectives, as measured at the close of fiscal year 2010. Bonuses may range from 0% to 100% of the target annual bonus amounts. The Chief Executive Officer’s target bonus for the second half of 2010 is currently 22% of his annual base salary and each of the other participants has a target bonus for the second half of 2010 currently equal to 13% to 22% of his/her annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010	QuickLogic Corporation

/s/ E. THOMAS HART
E. Thomas Hart Chairman of the Board and Chief Executive Officer

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